EXHIBIT 8.2

                                                   DRL/1b/63618.8

                                                   Direct Telephone: 298 3228

                                                   Direct Fax: 298 3366

                                                   Direct e-mail: dlines@ask.bin

                                                   [    ] December 1998

ESG Re Limited
Skandia International House
Church Street
Hamilton HM 11
Bermuda

Dear Sirs:

ESG Re Limited (the "Company")

We have acted as legal counsel in Bermuda to the Company and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission, Washington D.C. 20549 of a
Registration Statement on Form S-3 No [    ] with respect to the registration of
[    ] Common Shares of certain shareholders of the Company (the "Registration
Statement"). The documents include:

(i)  a draft dated [ ] 1998 of the Registration Statement referred to above; and

(ii) the Prospectus issued by the Company in relation to the offering of the Shares (the Registration Statement and the Prospectus are (the "Issue Documents").

For the purposes of this opinion we have examined and relied upon the documents listed in the First Schedule to this opinion and drafts dated [ ] 1998 of the Issue Documents (the "Documents"). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

Assumptions

In stating our opinion we have assumed:

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ESG Re Limited                     - 2 -                    [    ] December 1998

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

(b)  the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents;

(d) that any factual statements made in any of the Documents are true, accurate and complete; and

(e) that the drafts of the Issue Documents which we have examined for the purposes of this opinion do not differ in any material respect from those drafts approved by the board of directors of the Company and its shareholders pursuant to the relevant board resolutions, and that when filed the Issue Documents will not differ in any material respect from the drafts which we have examined.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the statements in the Registration Statement/Prospectus under the headings "Certain Tax Considerations Taxation of the Company and its Subsidiaries - Bermuda" and "Certain Tax Considerations - Taxation of Shareholders - Bermuda Taxation", insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

Reservations

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

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ESG Re Limited                       - 3 -                  [    ] December 1998


Disclosure

This opinion is addressed to you in connection with the registration of Shares with the Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

We also consent to the reference to our Firm in the Registration Statement.

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

                                 FIRST SCHEDULE

1. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company.

2. A certified copy of the "Foreign Exchange Letter", dated [ ] 1997, issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

3. A certified copy of the "Tax Assurance", dated [ ] 1997, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

                                 SECOND SCHEDULE

Underwriters/Purchasers